UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2022

D-Wave Quantum Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41468	84-1068854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Beta Avenue Burnaby, British Columbia Canada	V5G 4M9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 630-1428

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	QBTS	New York Stock Exchange
Warrants, each whole warrant exercisable for 1.4541326 shares of common stock at an exercise price of $11.50	QBTS.WT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended Employment Agreement

On October 27, 2022, D-Wave Commercial Inc. (“D-Wave Commercial”), a wholly-owned subsidiary of D-Wave Quantum Inc. (the “Company”), entered into an amendment (the “Amendment”) to the Full-Time Amended and Restated Employment Agreement, dated as of January 1, 2020, with its President and Chief Executive Officer, Alan Baratz (as amended, the “Employment Agreement”), to reflect updates to Mr. Baratz’s compensation arrangements as approved by the Company’s Board of Directors (the “Board”) upon the recommendation of the Compensation Committee of the Board.

The Board authorized the Amendment in recognition of Mr. Baratz’s significant contributions to the Company and prior service, in particular in taking the Company public, and to incentivize future performance.

Pursuant to the Amendment, the Company has increased Mr. Baratz’s annual base salary to $575,000 per annum, effective as of September 1, 2022, and granted Mr. Baratz’s eligibility to participate in the D-Wave 2022 Bonus Plan and any future performance-based bonus plans that apply to the Company’s Chief Executive Officer. Effective as of September 1, 2022, Mr. Baratz’s on-target bonus under the D-Wave 2022 Bonus Plan is 100% of Mr. Baratz’s base salary, based on achievement of the corporate objectives under the plan, and personal objectives set by the Board. Certain changes were also made to the termination provisions of the Employment Agreement to provide that, upon a termination without cause, the Company shall provide twelve months’ base salary as a lump sum payment, twelve months base salary continuance, or a combination of the two, plus a lump sum target bonus payment, which will be equal to 100% of base salary, subject to certain conditions.

Except as disclosed in this Current Report on Form 8-K, the terms and conditions of the Employment Agreement remain unchanged.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, which is incorporated by reference herein.

Management Compensation and Grant of Restricted Stock Units

On October 27, 2022, in consideration for Mr. Baratz’s prior service to the Company and to incentivize future performance, Mr. Baratz was granted a one-time equity award of 2,500,000 restricted stock units (“RSUs”) under the D-Wave Quantum Inc. 2022 Equity Incentive Plan (the “2022 Incentive Plan”). Each RSU represents the right to receive one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”). 1,500,000 of the RSUs will vest 50% on the first anniversary of the grant date, and 25% on each of the second and third anniversaries of the grant date, subject to Mr. Baratz’s continued service to the Company. 1,000,000 of the RSUs will vest 50% on each the first and second anniversaries of the grant date, subject to Mr. Baratz’s continued service to the Company.

In addition, in consideration for John M. Markovich’s service as Chief Financial Officer and to incentivize and retain Mr. Markovich, Mr. Markovich’s base salary was increased to $400,000 per annum and Mr. Markovich was granted a one-time equity award of 875,000 RSUs under the 2022 Incentive Plan. Each RSU represents the right to receive one share of Common Stock that will vest 50% on the first anniversary of the grant date and 25% on each of the second and third anniversaries of the grant date, subject to Mr. Markovich’s continued service to the Company.

The foregoing description of the terms of the RSUs is qualified in its entirety by reference to the full text of each RSU Agreement, the form of which is filed as Exhibit 10.3 to this Report and incorporated by reference herein.

Grant of Restricted Stock Units to Independent Directors

On October 27, 2022, an aggregate of 167,605 RSUs were granted to certain independent directors of the Company (each an “RSU Recipient”), in accordance with, and subject in all cases to, the terms of the 2022 Incentive Plan. Each RSU represents the right to receive one share of Common Stock that will vest as of the date of the Company’s first annual meeting of stockholders in 2023, subject to the RSU Recipient’s continued service to the Company.

The foregoing description of the terms of the RSUs is qualified in its entirety by reference to the full text of each RSU Agreement, the form of which is filed as Exhibit 10.3 to this Report and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description	Incorporated by Reference Exhibits
		Filer	Form	Exhibit	Filing Date

10.1†	Full-Time Amended and Restated Employment Agreement, dated as of January 1, 2020.	D-Wave Quantum Inc.	S-4	10.29	March 15, 2022

10.2†	Amendment No. 1 to the Employment Agreement, dated October 27, 2022.

10.3	Form of D-Wave Quantum Inc. 2022 Equity Incentive Plan Restricted Stock Unit Award Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Certain portions of this exhibit (indicated by “[*****]”) have been redacted pursuant to Regulation S-K, Item 601(a)(6).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D-WAVE QUANTUM INC.

Dated: November 2, 2022

	By:	/s/ Alan Baratz
Alan Baratz
President & Chief Executive Officer